 NEWS RELEASE

Corporate Offices:
1328 Racine Street
Racine, WI  53403

                 FOR IMMEDIATE RELEASE

                    Contact: Jeff Knutson
                    (262) 638-4242

TWIN DISC, INC. ANNOUNCES FISCAL 2015
FOURTH QUARTER FINANCIAL RESULTS

• Net Earnings for Fiscal 2015 Increased 207% to $11,173,000 on Relatively Flat Sales
• Management Cautious for Fiscal 2016 as Slowdown in Pressure Pumping Sector Continues
• $3,282,000 Restructuring Charge in the Fourth Quarter at Domestic Operations
• Balance Sheet Remains Strong with $9,134,000 in Net Cash at June 30, 2015

RACINE, WISCONSIN—August 4, 2015— Twin Disc, Inc. (NASDAQ: TWIN), today reported financial results for the fiscal 2015 fourth quarter ended June 30, 2015.

Sales for the fiscal 2015 fourth quarter were $67,334,000, compared to $73,566,000 for the same period last year.  For fiscal 2015, sales were $265,790,000, compared to $263,909,000 for fiscal 2014.  The decline in fourth quarter sales was due to lower shipments of land-based transmission systems for the North American oil and gas market, as well as weaker demand in Asia for commercial marine and oilfield transmissions.  The decline in Asia is reflective of general economic conditions in the region, along with timing of oilfield related projects in China.  Currency translations also had an unfavorable impact on sales totaling $4,043,000 and $8,898,000 for the fiscal 2015 fourth quarter and full year, respectively.  Adjusting for constant currency, fiscal 2015 fourth quarter sales declined 3.0 percent, while full year sales increased 4.1 percent compared to the corresponding periods last fiscal year.

Commenting on the results, John H. Batten, President and Chief Executive Officer, said: “Trends in our markets were strong for most of the year, but during the second half we began facing an increasing number of headwinds such as volatile foreign exchange rates, challenging end markets, and the impact of global oil prices.  For the year, we were able to achieve earnings growth of over 200% on less than a 1% improvement in annual sales as a more profitable mix of sales favorably impacted margins and we were able to leverage marketing, engineering and administrative (ME&A) expenses.  We quickly responded and made the necessary adjustments to our business as a result of sustained lower oil prices and slower economic growth in several of our regions.  As a result, we proactively restructured our North American operations to lower costs and to improve efficiencies.  We continue to watch our end markets closely and to look at additional ways to lower expenses and to expand revenues.”

Gross margin for the fiscal 2015 fourth quarter was 29.0 percent, compared to 29.2 percent in the fiscal 2014 fourth quarter.  The slight decrease in fiscal 2015 fourth quarter gross margin was the result of a less profitable mix of business, partially offset by lower warranty expense.  For fiscal 2015, gross margin was 31.2 percent, compared to 29.3 percent for fiscal 2014.

For the fiscal 2015 fourth quarter, ME&A expenses, as a percentage of sales, were 24.0 percent compared to 24.2 percent for the fiscal 2014 fourth quarter.  ME&A expenses decreased $1,656,000, or 9.3 percent, in the fourth quarter versus the same period last fiscal year.  For fiscal 2015, ME&A expenses, as a percentage of sales, were 24.2 percent, compared to 25.5 percent for fiscal 2014.  For fiscal 2015, ME&A expenses decreased $3,142,000, or 4.7 percent, versus fiscal 2014.   The reduction compared to the prior year, despite a significant increase in global bonus expense ($1,148,000 in the fourth quarter and $3,110,000 for the full year) is reflective of currency movements ($1,042,000 in the fourth quarter and $2,416,000 for the full year), one-time prior year items related to professional services and adjustment of the cash surrender value of life insurance policies, reduced bad debt expense, lower pension expense and aggressive cost containment measures.

The effective tax rate for fiscal 2015 was 28.4 percent, significantly lower than the prior year rate of 52.2 percent.  However, the effective rates are impacted by the operating results of a certain foreign jurisdiction that is subject to a full valuation allowance.  Adjusting fiscal 2015 for the results of this jurisdiction, the full year effective rate would have been 30.9 percent, which is slightly lower than the adjusted fiscal 2014 effective rate of 32.7 percent.  The current year rate is lower due to jurisdictional earnings mix, discrete items related to foreign earnings, and the reinstatement of the R&D credit for calendar 2015.  The effective tax rate for the fiscal 2015 fourth quarter includes favorable discrete items, the impact of which are magnified due to the near breakeven pre-tax results.

Net earnings attributable to Twin Disc for the fiscal 2015 fourth quarter were $437,000, or $0.04 per diluted share, compared to net earnings of $2,324,000, or $0.21 per diluted share, for the fiscal 2014 fourth quarter. For fiscal 2015, net earnings attributable to Twin Disc were $11,173,000, or $0.99 per diluted share, compared to $3,644,000, or $0.32 per diluted share for fiscal 2014.

Earnings before interest, taxes, depreciation and amortization (EBITDA)* were $2,556,000 for the fiscal 2015 fourth quarter, compared to $6,532,000 for the fiscal 2014 fourth quarter.  For fiscal 2015, EBITDA was $26,455,000, compared to $19,463,000 for fiscal 2014.

Jeffrey S. Knutson, Vice President – Finance, Chief Financial Officer, Corporate Controller, Treasurer and Secretary, stated: “Our balance sheet remains strong and we have excellent liquidity.  The Company generated $17,060,000 in cash from operations during the year, which was used to fund capital expenditure programs, reduce debt, and proactively contribute to our domestic defined benefit plan.  At June 30, 2015 we had total debt of $13,802,000 and cash of $22,936,000.  The effect of exchange rate changes reduced our cash balance by $2,847,000 for the year ended June 30, 2015.  We have worked hard over the past several years to reduce our investments in inventories and become more efficient in our capital management.  As a result, inventories at June 30, 2015 declined 17.8 percent to $80,241,000.  Working capital was $112,776,000 at June 30, 2015, compared to $123,117,000 at June 30, 2014.  For fiscal 2015, we invested $9,049,000 in capital expenditures and expect to invest approximately $10,000,000 in capital expenditures for fiscal 2016.  The Company’s strong balance sheet and access to capital continues to provide significant financial flexibility to support our long-term growth initiatives, including potential acquisitions.”

Mr. Batten concluded: “Our six-month backlog at June 30, 2015 was $34,397,000 compared to $47,828,000 at March 27, 2015 and $66,102,000 at June 30, 2014.  Market conditions deteriorated in the fourth quarter and impacted our backlog as a result of weaker economic growth in Asia and lower oil prices.  An unfavorable currency impact contributed to the reduction in backlog versus June 30, 2014 ($2,050,000).  We are proactively adjusting expenses and implementing strategies to further diversify our business to offset the impact oil and gas prices have on demand from customers in our end markets.  Our geographic and product diversity, along with our experienced management team and strong balance sheet are significant assets to the company as we navigate this challenging period.  We remain optimistic in our business and the long-term opportunities of our markets, and we are working on strategies to grow market share, to diversify further our business, and to increase sales.”

Twin Disc will be hosting a conference call to discuss these results and to answer questions at 11:00 a.m. Eastern Time on Tuesday, August 4, 2015. To participate in the conference call, please dial 800-210-9006 five to ten minutes before the call is scheduled to begin. A replay will be available from 2:00 p.m. August 4, 2015 until midnight August 11, 2015. The number to hear the teleconference replay is 877-870-5176. The access code for the replay is 7116356.

The conference call will also be broadcast live over the Internet. To listen to the call via the Internet, access Twin Disc's website at http://ir.twindisc.com/index.cfm and follow the instructions at the web cast link. The archived web cast will be available shortly after the call on the Company's website.

About Twin Disc, Inc.
Twin Disc, Inc. designs, manufactures and sells marine and heavy-duty off-highway power transmission equipment.  Products offered include: marine transmissions, surface drives, propellers and boat management systems, as well as power-shift transmissions, hydraulic torque converters, power take-offs, industrial clutches and control systems.  The Company sells its products to customers primarily in the pleasure craft, commercial and military marine markets, as well as in the energy and natural resources, government and industrial markets.  The Company’s worldwide sales to both domestic and foreign customers are transacted through a direct sales force and a distributor network.

Forward-Looking Statements
This press release may contain statements that are forward looking as defined by the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including those identified in the Company’s most recent periodic report and other filings with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved.

*Non-GAAP Financial Disclosures
Financial information excluding the impact of foreign currency exchange rate changes and the impact of acquisitions, if any, in this press release are not measures that are defined in U.S. Generally Accepted Accounting Principles (“GAAP”). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company’s business performance and trends excluding these amounts.  These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definition – Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
The sum of, net earnings and adding back provision for income taxes, interest expense, depreciation and amortization expenses: this is a financial measure of the profit generated excluding the above mentioned items.
--Financial Results Follow--

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (In thousands, except per-share data; unaudited)
	Three Months Ended		Twelve Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Net sales	$67,334	$73,566	$265,790	$263,909
Cost of goods sold	47,800	52,051	182,758	186,655
Gross profit	19,534	21,515	83,032	77,254

Marketing, engineering and administrative expenses	16,178	17,834	64,264	67,406
Restructuring of operations	3,282	(133)	3,282	961
Earnings from operations	74	3,814	15,486	8,887
Interest expense	170	238	606	936
Other expense (income), net	1	(59)	(1,020)	(145)
(Loss) earnings before income taxes and noncontrolling interest	(97)	3,635	15,900	8,096
Income taxes	(573)	1,253	4,515	4,226

Net earnings	476	2,382	11,385	3,870
Less: Net earnings attributable to
noncontrolling interest, net of tax	(39)	(58)	(212)	(226)
Net earnings attributable to Twin Disc	$437	$2,324	$11,173	$3,644

Earnings per share data:
Basic earnings per share attributable to Twin Disc common shareholders	$0.04	$0.21	$0.99	$0.32
Diluted earnings per share attributable to Twin Disc common shareholders	$0.04	$0.21	$0.99	$0.32

Weighted average shares outstanding data:
Basic shares outstanding	11,267	11,264	11,273	11,258
Diluted shares outstanding	11,270	11,271	11,277	11,264

Dividends per share	$0.09	$0.09	$0.36	$0.36

Comprehensive (loss) income:
Net earnings (loss)	$476	$2,382	$11,385	$3,870
Other comprehensive (loss) income: Foreign currency translation adjustment	(931)	(293)	(15,693)	3,760
Benefit plan adjustments, net	(4,844)	4,620	(3,299)	6,126
Comprehensive (loss) income	(5,299)	6,709	(7,607)	13,756
Comprehensive earnings attributable to noncontrolling interest	(46)	(58)	(132)	(156)
Comprehensive (loss) income attributable to Twin Disc	$(5,345)	$6,651	$(7,739)	$13,600

RECONCILIATION OF CONSOLIDATED NET EARNINGS TO EBITDA (In thousands; unaudited)
	Three Months Ended		Twelve Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net earnings attributable to Twin Disc	$437	$2,324	$11,173	$3,644
Interest expense	170	238	606	936
Income taxes	(573)	1,253	4,515	4,226
Depreciation and amortization	2,522	2,717	10,161	10,657
Earnings before interest, taxes, depreciation and amortization	$2,556	$6,532	$26,455	$19,463

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands; unaudited)

	June 30,	June 30,
	2015	2014
ASSETS
Current assets:
Cash	$22,936	$24,757
Trade accounts receivable, net	43,883	40,219
Inventories, net	80,241	97,579
Deferred income taxes	4,863	4,779
Other	17,907	12,763

Total current assets	169,830	180,097

Property, plant and equipment, net	56,427	60,267
Goodwill, net	12,789	13,463
Deferred income taxes	4,878	2,556
Intangible assets, net	2,186	2,797
Other assets	3,752	7,805

TOTAL ASSETS	$249,862	$266,985

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$3,571	$3,604
Accounts payable	20,729	22,111
Accrued liabilities	32,754	31,265

Total current liabilities	57,054	56,980

Long-term debt	10,231	14,800
Accrued retirement benefits	37,736	37,006
Deferred income taxes	1,093	1,778
Other long-term liabilities	2,955	4,110

Total liabilities	109,069	114,674

Twin Disc shareholders’ equity: Common shares authorized: 30,000,000; Issued: 13,099,468; no par value	12,259	11,973
Retained earnings	190,807	183,695
Accumulated other comprehensive loss	(34,855)	(15,943)

	168,211	179,725
Less treasury stock, at cost (1,832,121 and 1,837,595 shares, respectively)	28,057	28,141

Total Twin Disc shareholders' equity	140,154	151,584

Noncontrolling interest	639	727
Total equity	140,793	152,311

TOTAL LIABILITIES AND EQUITY	$249,862	$266,985

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands; unaudited)
	Twelve Months Ended
	June 30, 2015	June 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$11,385	$3,870
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	10,161	10,657
Loss on sale of plant assets	215	26
Stock compensation expense	696	1,184
Restructuring of operations	3,282	961
Provision for deferred income taxes	(281)	634
Net change in working capital, excluding cash and debt, and other	(8,398)	8,417
Net cash provided by operating activities	17,060	25,749

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	(9,049)	(7,245)
Proceeds from sale of fixed assets	279	103
Other, net	1,934	34
Net cash used by investing activities	(6,836)	(7,108)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of notes payable	(3,600)	(3,651)
Borrowings under revolving loan agreement	83,681	70,443
Repayments under revolving loan agreement	(84,674)	(75,544)
Proceeds from exercise of stock options	15	-
Dividends paid to shareholders	(4,061)	(4,059)
Dividends paid to noncontrolling interest	(220)	(487)
Excess tax benefits from stock compensation	(26)	524
Payments of withholding taxes on stock compensation	(313)	(2,169)
Net cash used by financing activities	(9,198)	(14,943)

Effect of exchange rate changes on cash	(2,847)	335

Net change in cash	(1,821)	4,033

Cash:
Beginning of period	24,757	20,724

End of period	$22,936	$24,757

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